UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): June 3, 2024

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Rights to Purchase Series A Junior Participating Preferred Stock	None	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 13, 2024, LivePerson, Inc. (the “Company”) entered into a privately negotiated exchange and purchase agreement (the “Original Agreement”) with Lynrock Lake Master Fund LP (“Lynrock”). On June 3, 2024, the Company and Lynrock entered into a First Amendment to the Exchange and Purchase Agreement (the “Exchange Agreement Amendment”, and the Original Agreement as so amended, the “Exchange and Purchase Agreement”), dated as of June 3, 2024.

Pursuant to the Exchange and Purchase Agreement, on June 3, 2024, the Company consummated (i) an exchange (the “Exchange”) of $145,957,000 aggregate principal amount of the Company’s outstanding 0% Convertible Senior Notes due December 15, 2026 (the “2026 Notes”) held by Lynrock for $100,000,000 aggregate principal amount of First Lien Convertible Senior Notes due 2029 (the “New Notes”), (ii) a private offering and sale of $50,000,000 in aggregate principal amount of New Notes to Lynrock for a subscription price of $50,000,000 (the “Initial Draw Notes”) and (iii) issuances to Lynrock of 10-year warrants with a strike price of $0.75 per share, exercisable for approximately 8.9% of the Company’s common stock, $0.001 par value per share (the “Common Stock”), calculated on a fully diluted basis (the “Share-Settled Warrants”) and 10-year warrants with a strike price of $0.75 per share, exercisable with respect to a notional amount of approximately 2.1% of the Common Stock for cash payments equal to the excess of Fair Market Value (as defined therein) per share over the strike price, fully diluted subject to certain adjustments (the “Cash-Settled Warrants,” and collectively with the Share-Settled Warrants, the “Warrants.”). The Cash-Settled Warrants will permit the Company, subject to certain conditions (including that the Company has maximum Available Cash (as defined therein) of $100,000,000), to defer payment of the settlement amount at an annualized interest rate of 6.0%, compounded monthly. Warrants outstanding at the 10-year expiration will be exercised automatically (and in the case of the Share-Settled Warrants, will be exercised on a cashless basis) if, immediately prior to the expiration, the Fair Market Value per share is greater than the strike price.

The Initial Draw Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of June 3, 2024, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). Pursuant to the Exchange and Purchase Agreement, Lynrock has agreed to purchase up to $50,000,000 of additional New Notes upon the Company’s request at any time prior to December 3, 2024 for an aggregate cash purchase price equal to the aggregate principal amount of the New Notes so purchased (the “Delayed Draw Notes”).

The New Notes are guaranteed on a senior basis by certain of the Company’s direct and indirect domestic and foreign subsidiaries (the “Subsidiary Guarantors”) and secured by first priority security interests in substantially all of the assets of the Company and the Subsidiary Guarantors, subject to customary exceptions. Accordingly, the New Notes rank effectively senior to the 2026 Notes to the extent of the value of the assets securing the New Notes, and the 2026 Notes are also structurally subordinated to the guarantees of the New Notes. The Indenture contains affirmative and negative covenants and events of default customary for senior secured indebtedness. The negative covenants include limitations on asset sales, the incurrence of debt, preferred stock and liens, fundamental changes, investments, dividends and other payment restrictions affecting subsidiaries, restricted payments and transactions with affiliates. Among other things, these covenants generally prohibit the payment of cash dividends on the Common Stock. The Indenture permits the Company and its subsidiaries to incur, subject to certain requirements, up to $150,000,000 of debt that is junior in lien priority and subordinated in right of payment to the New Notes. The Indenture also includes a financial covenant that requires the Company to maintain a minimum cash balance of $60,000,000 at all times. Upon request of Lynrock, the Indenture requires the Company to enter into a registration rights agreement with respect to the New Notes containing customary terms including demand, shelf and piggyback registration rights.

From June 3, 2024 until the earlier of the date of issuance of the Delayed Draw Notes and December 15, 2026, interest on the New Notes will accrue at a rate of 10.83% (consisting of 4.17% cash and 6.66% paid in kind (“PIK”)) per annum. From the date of issuance of the Delayed Draw Notes and prior to December 15, 2026, interest on the New Notes will increase and accrue at a rate of 11.375% (consisting of 4.375% cash and 7.00% PIK) per annum. On and after December 15, 2026, interest on the New Notes will further increase and accrue at a rate of 13% (consisting of 5% cash and 8% PIK) per annum.

The New Notes will mature on the earlier of (a) June 15, 2029 and (b) 91 days before the maturity of the 2026 Notes, if greater than $60,000,000 principal amount of 2026 Notes remains outstanding on such date. The amount payable by the Company if the New Notes mature pursuant to clause (b) will be equal to 100% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest (including cash and PIK components thereof), plus the remaining future interest payments (including cash and PIK components thereof) that would have been payable through June 15, 2029, discounted at a rate equal to the comparable treasury rate plus 50 basis points (the “Make-Whole Amount”). The Company may, at its option, redeem the New Notes, in whole or in part, on a pro rata basis, prior to June 15, 2025 at a price equal to the Make-Whole Amount. On or after June 15, 2025, and prior to June 15, 2026, the Company may, at its option, redeem the New Notes, in whole or in part on a pro rata basis for an amount of cash equal to the sum of (i) 106.50% of the aggregate principal amount of the New Notes

(including all increases to the principal amount as the result of previous payments of PIK Interest) plus (ii) 106.50% of all accrued and unpaid PIK interest plus (iii) all accrued and unpaid cash interest. On or after June 15, 2026, and prior to December 15, 2026, the Company may, at its option, redeem the New Notes, in whole or in part on a pro rata basis for an amount of cash equal to the sum of (i) 103.25% of the aggregate principal amount of the New Notes (including all increases to the principal amount as the result of previous payments of PIK Interest) plus (ii) 103.25% of all accrued and unpaid PIK interest plus (iii) all accrued and unpaid cash interest. From December 15, 2026 until maturity, the Company may, at its option, redeem the New Notes, in whole or in part on a pro rata basis for an amount of cash equal to the sum of (i) 113% of the aggregate principal amount of the New Notes (including all increases to the principal amount as the result of previous payments of PIK Interest) plus (ii) 113% of all accrued and unpaid PIK interest plus (iii) all accrued and unpaid cash interest. In addition, the Make-Whole Amount will be payable in the event of an acceleration of the Notes or repurchase triggered by certain asset sales. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (which includes a change of control or certain delistings of the Common Stock), holders may require the Company to repurchase all or any portion of their New Notes at a repurchase price equal to 100% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest (including cash and PIK components thereof), plus an amount equal to 66% of the remaining future interest payments (including cash and PIK components thereof) that would have been payable through June 15, 2029, discounted at a rate equal to the comparable treasury rate plus 50 basis points.

The New Notes (including all accrued and unpaid interest (including cash and PIK components thereof)) are convertible at the option of the holders thereof at certain times into cash based on a daily conversion value calculated on a proportionate basis for each trading day in a 50 trading day observation period, initially corresponding to 13.2933 shares of Common Stock per $1,000 principal amount of New Notes. The Company is not required to deliver Common Stock upon conversion under any circumstances. The conversion rate for the New Notes is subject to adjustment if certain events occur and contains customary anti-dilution protections.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding February 15, 2029 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2024 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day as determined by the Company; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the product of (x) the quotient of (i) the Conversion Amount (as defined in the Indenture) in respect of $1,000 principal amount of Notes on such trading day divided by (ii) 1,000 times (y) the conversion rate for the Notes on each such trading day; (3) with respect to any Notes that the Company calls for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; (4) upon the occurrence of specified corporate events; or (5) during the period from August 17, 2026 through September 14, 2026, if the aggregate principal amount of 2026 Notes exceeds $60,000,000 on August 16, 2026. On or after February 15, 2029, holders may convert all or any portion of their Notes at any time prior to the close of business on June 13, 2029, regardless of the foregoing circumstances.

The Warrants contain customary anti-dilution protections and a beneficial ownership limitation on Lynrock’s ownership of the Common Stock, on a post-exercise basis (aggregating all securities convertible into or exercisable for Common Stock), of 4.99%, subject to increase upon 61 days’ notice by Lynrock, but not to exceed 9.99%.

Pursuant to the Exchange Agreement Amendment, the Company has agreed, among other things, to (a) not amend, supplement or otherwise modify certain provisions of the Indenture and the Intercreditor Agreement, or make certain determinations thereunder, without the consent of Lynrock, (b) not enter into (or permit any of its subsidiaries to enter into) any line of business it was not already engaged in on June 3, 2024 without the consent of Lynrock and (c) deliver certain written reports relating to specified provisions of the Indenture to Lynrock, in each case, so long as Lynrock maintains certain beneficial ownership of the New Notes.

In connection with the Exchange, the Company expects to unwind a portion of the capped call options associated with the aggregate principal amount of 2026 Notes exchanged.

Copies of the Indenture, the form of New Note, the Share-Settled Warrant, the Cash-Settled Warrant and the Exchange Agreement Amendment are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Indenture, the New Notes and the Exchange Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The New Notes and the Warrants have been sold to Lynrock in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by Lynrock in the Exchange and Purchase Agreement.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit No.	Description
4.1	Indenture, dated as of June 3, 2024, by and among LivePerson, Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee and as Collateral Agent.
4.2	Form of Senior Secured Convertible Note due 2029 (included within the Indenture filed as Exhibit 4.1 hereto).
4.3	Warrant to Purchase Common Stock issued by LivePerson, Inc. on June 3, 2024 to Lynrock Lake Master Fund LP.
4.4	Warrant issued by LivePerson, Inc. on June 3, 2024 to Lynrock Lake Master Fund LP.
10.1	First Amendment to Exchange and Purchase Agreement, dated as of June 3, 2024, by and between LivePerson, Inc. and Lynrock Lake Master Fund LP.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	June 4, 2024	By:	/s/ MONICA L. GREENBERG
Monica L. Greenberg
Executive Vice President, Policy and General Counsel